Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-251135) and Form S-8 (Nos. 333-255652, 333-231238, 333-181075, 333-26049, 333-91879, 333-82926, 333-106265, and 333-166642) of Corning Incorporated of our report dated February 13, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

New York, New York

February 13, 2023